UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): April 1, 2021
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission by TransUnion (the “Company”) on March 2, 2021, John T. Danaher, former President, Consumer Interactive, transitioned into an advisory role at the Company on April 1, 2021 and will retire from the Company in February 2022.
On April 1, 2021, the Company and Mr. Danaher entered into a Retirement and Transition Agreement (the “Retirement Agreement”) in connection with Mr. Danaher’s transition and upcoming retirement from the Company.
Pursuant to the Retirement Agreement, Mr. Danaher will serve as Executive Vice President, Strategic Advisor, Consumer Interactive, providing specified transition services and reporting to the Company’s President and Chief Executive Officer, through February 1, 2022, on which date he will retire from the Company (the “Retirement Date”). Under the Retirement Agreement, Mr. Danaher will be entitled to a salary through the Retirement Date at an annual rate of $400,000 and an annual incentive bonus for 2021 of $500,000, subject to continued employment through the Retirement Date.
The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Retirement and Transition Agreement dated as of April 1, 2021 by and between TransUnion and John Danaher

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 7, 2021                                TRANSUNION

By:	/s/ Todd M. Cello
Name:	Todd M. Cello
Title:	Executive Vice President, Chief Financial Officer